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EXHIBIT 23.3

[LETTERHEAD OF RP FINANCIAL, LC.]

        September 4, 2007

Board of Directors
Danvers Bancorp, Inc.
Danvers Bank
One Conant Street
Danvers, Massachusetts 01923

Members of the Board of Directors:

        We hereby consent to the use of our firm's name in the Registration Statement on Form S-1 for Danvers Bancorp, Inc. and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal in such filings including the prospectus of Danvers Bancorp, Inc.

Sincerely, RP® FINANCIAL, LC.
/s/ RP FINANCIAL, LC.

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[LETTERHEAD OF RP FINANCIAL, LC.]